NON-QUALIFIED
                     STOCK OPTION AGREEMENT

      THIS AGREEMENT, made this 30th day of November, 1995, between Meridian Insurance Group, Inc., with its principal office at Indianapolis, Indiana, (hereinafter called the "Corporation") and __________ residing at _____________, Indianaplis, Indiana, _______, (hereinafter called the "Employee").

                        WITNESSETH THAT:

      WHEREAS, the directors of the Corporation adopted the  1987
Employee Incentive Stock Plan (the "Plan") on January 21, 1987, and the shareholders of the Corporation approved the Plan at their meeting held on January 21, 1987; and

      WHEREAS, the Employee has been designated, in accordance with the terms of the Plan, as a key employee to whom an Option to purchase shares of the Corporation is to be granted;

     NOW, THEREFORE, it is mutually agreed as follows:

      1. The Corporation hereby grants to the Employee, on the terms and conditions hereinafter set forth, an Option to purchase all or any part of 1,000 shares of the Corporation's common shares at a price of $15.28 per share. This Option is for all purposes pursuant and subject to the provisions of the Plan, and the Employee agrees to be bound by the rules and regulations for the administration of the Plan as presently prescribed or hereafter amended, and by any amendment, construction or interpretation of the Plan adopted by the Board of Directors of the Corporation.

     2. The right to purchase the shares subject to this Option shall accrue on the following dates provided the Employee is employed by the Corporation, its parent, subsidiaries or affiliates on such dates: 50 percent on November 30, 1996, and 50 percent on
November 30, 1997. No part of the Option shall lapse by reason of any omission to exercise the Option or any part thereof prior to November 30, 2005.

      3. This Option may be exercised only by written notice to the Corporation specifying the number of shares in respect of which the Option is being exercised and by payment to the Corporation in cash of the full purchase price for the shares so specified, or, at the option of the Employee, the purchase price may be paid in whole or in part through the transfer to the Corporation of shares of Meridian Stock previously acquired by the Employee.

      4. The Corporation shall take any action required by law and applicable regulations, including the Indiana Securities Act and the rules and regulations of the Indiana Securities Division, to authorize the issuance and delivery of any shares covered by this Option. Upon completion of such action and the receipt of payment for the shares in respect of which this Option is exercised, the Corporation shall deliver to the Employee or his duly authorized representatives, certificates for such shares, which shares shall be fully paid and non-assessable.

     5. (a) If prior to the delivery by the Corporation of all of the shares covered by this Option, there shall be any increase or decrease in the number of issued shares of the Corporation resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend, or other increase or decrease in the shares of the Corporation effected without receipt of consideration, there shall be a proportionate and equitable adjustment of the terms of this Option with respect to the amount and class of shares remaining subject to the Option and the purchase price to be paid therefor, as determined by the Board of Directors or their designated Committee.

      (b) In the event that, prior to the delivery by the Corporation of all of the shares covered by this Option, there shall be a capital reorganization or reclassification of the Corporation resulting in a substitution of other shares for common shares, there shall be substituted for the shares of the Corporation the number of substitute shares which would have been issued in exchange for the common shares then remaining under the Option if such common shares had been then issued and outstanding.

      (c) If the Corporation shall enter into any agreement providing for the merger or consolidation of the Corporation with or into any other person, regardless of whether or not the Corporation shall be the surviving or resulting Corporation as a consequence of such merger or consolidation, the Corporation shall have the right to terminate this Agreement and to thereby terminate all rights thereunder on thirty (30) days' written notice to the Employee; provided, however, that if such merger or consolidation is not consummated within 180 days from the date of the notice, the Agreement so terminated shall be deemed to have been continuously in effect since the date of execution thereof. In the event of a dissolution or liquidation of the Corporation, the Corporation shall give thirty (30) days' written notice thereof to the Employee, and all rights of the Employee under this Agreement shall be deemed to be terminated upon such dissolution or liquidation.

      6. The Employee shall have no rights or privileges as a shareholder of the Corporation with respect to the common shares issuable under this Option until certificates representing such shares have been delivered to him.

      7. The Employee agrees, for himself and his personal representatives, that any and all shares purchased by him or them, upon the exercise of any portion of this Option, may be "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "1933 Act"), or may otherwise be subject to the provisions of Rule 144. The Employee may be required to agree in writing, at any time deemed appropriate by the Corporation, that there will be no sale or other disposition of the shares (i) unless a registration statement is in effect with respect to the resale of such shares,
(ii) unless the Employee has received an opinion from counsel for the Corporation to the effect that the shares may be sold without compliance with the registration provisions of the 1933 Act, or
(iii) unless a "no-action" letter to that effect has been obtained from the staff of the SEC. In this connection, all certificates representing the shares purchased upon exercise of this Option may have set forth thereon a legend evidencing the foregoing restrictions in such form as the Corporation may determine, and appropriate stop transfer instructions may be issued to the Corporation's transfer agent in connection therewith. In addition, the Employee may be required to agree to any other limitation upon resale deemed appropriate by the Corporation for the purpose of complying with the then current rules and regulations of the SEC.

      8. This Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him.

      9. (a) If the Employee shall cease to be employed by a Company in the Meridian Group (as defined in the 1987 Employee Incentive Stock Plan) for reasons other than (i) death, (ii) discharge for cause, or (iii) voluntary action of the Participant without the written consent of the President of the Company (or the President's delegate), the Employee may exercise this Option at any time within three years after such termination, to the extent of the number of shares covered by this Option which were purchasable at the date of such termination; provided, however, that this Option shall be so exercisable only until the earlier of the expiration of such three-year period or the expiration date of such Option.

     (b) If the Employee shall cease to be employed by a Company in the Meridian Group either (i) for cause or (ii) by voluntary action of the Employee without the written consent of the President of the Company (or the President's delegate), this Option shall expire and any rights hereunder shall terminate immediately.

     (c) Should the Employee die either while in the employ of a Company in the Meridian Group or after termination of such employment (other than discharge for cause, by voluntary action of the Employee without the written consent of the President of the Company, or the President's delegate), the Option rights of the deceased Employee may be exercised by his or her Personal Representative until the earlier of one year after the Employee's death or three years after his or her termination of employment to the extent of the number of shares covered by this Option which were purchasable at the date of such death except that this Option shall not be exercisable on any date beyond the expiration date of this Option. If the Employee granted an Option should die within thirty days prior to the expiration date of such Option, if on the date of death the Employee was then entitled to exercise such Option, and if the Option expires without being exercised, the Personal Representative of the Employee shall receive in settlement a cash payment from the Company of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option) of Meridian Stock subject to the Option exceeds the Option Price.

      10. A leave of absence for the Employee during the term of this Option which is authorized by the Corporation shall not be deemed a termination of employment; however, the Employee may not exercise any Options hereunder during such leave of absence.

     11. Nothing in this Agreement shall be deemed to create any limitation or restriction upon such rights as the Corporation would otherwise have to terminate the employment of the Employee at any time for any reason.

      12. Any notice to be given or served under the terms of this Agreement shall be delivered to the Secretary of the Corporation and to the Employee at the address shown above, or such other address or addresses as either party may designate in writing to the other. Any such notice shall be deemed to have been duly given or delivered if it is sent by registered or certified mail, return receipt requested.

      13. This Agreement shall be construed in accordance with the laws of Indiana and shall be binding on and inure to the benefit of any successor or successors of the Corporation and the personal representatives of the Employee.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                         MERIDIAN INSURANCE GROUP, INC.


                         By:______________________________
                              Norma J. Oman, President



                         EMPLOYEE:


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